CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 30, 2002, relating to the financial statements and financial highlights of The American Funds Tax-Exempt Series I, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants", and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
September 25, 2002